UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2007

Network Appliance Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

495 East Java Drive, Sunnyvale, California		94089
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 822-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2007, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Network Appliance, Inc. (the "Company") approved an increase in the annual base salary for Thomas F. Mendoza, the Company’s President, and Robert E. Salmon, the Company’s Executive Vice President, Field Operations. Effective January 29, 2007, Mr. Mendoza’s annual base salary will increase from $425,000 to $535,000, and Mr. Salmon’s annual base salary will increase from $400,000 to $450,000.

The increase in annual base salary for the two executives was based on a recent review of the compensation for the following senior management positions by a compensation consultant engaged by the Committee: President, Executive Vice President of Field Operations and Senior Vice President of Worldwide Sales. Based on the results of the consultant’s analysis, the Committee concluded that the current base salary and incentive compensation for Messrs. Mendoza and Salmon were below market (based on a review of peer companies) and below the Company’s own compensation target range.

In addition, based in part on the analysis of the consultant, the Committee approved an increase in the fiscal year 2007 target incentive compensation for Mr. Mendoza from 80% to 85% of his revised 2007 base salary and, for Mr. Salmon, from 60% to 80% of his revised 2007 base salary, pursuant to the terms and conditions of the FY 2007 Incentive Compensation Plan (the "2007 Plan"), which the Committee adopted and approved earlier in fiscal 2007.

The terms and conditions of the 2007 Plan are similar in all material respects to those set forth in the FY 2005 Incentive Compensation Plan, filed as an exhibit to the Company’s Form 8-K, filed on May 18, 2005. Accordingly, under the 2007 Plan, Messrs. Mendoza and Salmon (as well as the Company’s other eligible executive officers) are eligible to receive annual performance-based cash compensation based on such individuals’ assigned target incentive compensation levels (expressed as a percentage of annual base salary) and the funding of the 2007 Plan, the funding of which will be determined based on the Company’s operating profits for the fiscal year ended April 27, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Network Appliance Inc.

January 19, 2007	By:	/s/ Andrew Kryder

Name: Andrew Kryder
Title: Secretary, General Counsel, and Senior Vice President, Legal and Tax